UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2018

WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive office) (Zip Code)

(832) 636-6000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

On February 21, 2018, Western Gas Partners, LP (the “Partnership”), together with its general partner, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Mizuho Securities USA LLC, Credit Suisse Securities (USA) LLC, MUFG Securities Americas Inc., and TD Securities (USA) LLC, as representatives of the several underwriters, relating to the public offering of $400 million aggregate principal amount of the Partnership’s 4.50% senior notes due 2028 (the “2028 Notes”) at a price to the public of 99.435% of the face amount of the 2028 Notes and $700 million aggregate principal amount of the Partnership’s 5.30% senior notes due 2048 (the “2048 Notes”) at a price to the public of 99.169% of the face amount of the 2048 Notes. The 2028 Notes and the 2048 Notes are collectively referred to as the “Notes.”

The offering of the Notes is expected to close on March 2, 2018, subject to customary closing conditions. The Partnership expects to use the net proceeds from the offering to repay amounts outstanding under its revolving credit facility and any remaining net proceeds for general partnership purposes, including to fund capital expenditures.

The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-214446), which became effective on November 4, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements, conditions to closing, indemnification obligations, including for liabilities under the Securities Act of 1933, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. In addition, affiliates of certain of the underwriters are lenders under the Partnership’s revolving credit facility and, as such, will receive a substantial portion of the proceeds from the offering pursuant to the repayment of borrowings under such facility.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit
1.1
Underwriting Agreement, dated February 21, 2018, by and among the Partnership and Western Gas Holdings, LLC, and Mizuho Securities USA LLC, Credit Suisse Securities (USA) LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

		By:	Western Gas Holdings, LLC, its general partner

Dated:	February 22, 2018	By:	/s/ Philip H. Peacock
Philip H. Peacock Senior Vice President, General Counsel and Corporate Secretary